UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 02, 2026

WEBTOON Entertainment Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42144	81-3830533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Wilshire Blvd. Suite 220
Los Angeles, California		90036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (323) 424-3795
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WBTN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2026, the Board of Directors (the “Board”) of WEBTOON Entertainment Inc. (the “Company”) unanimously appointed Yongsoo Kim to serve as the President of the Company, effective March 2, 2026. Mr. Kim’s new title is President of the Company. Junkoo Kim will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board. Yongsoo Kim’s compensation terms have not been determined as of the date of this filing, and the Company will file an amendment to this Current Report on Form 8-K to disclose such information within four business days after the information is determined.
In addition, on March 2, 2026, the Board increased the size of the Board from eight (8) to nine (9) directors and unanimously appointed Yongsoo Kim to fill the newly created vacancy on the Board, effective March 2, 2026. Upon his appointment, Yongsoo Kim became a member of the slate of Class I directors with a term expiring at the 2028 annual meeting of stockholders of the Company.
Yongsoo Kim has served as the Company’s Chief Strategy Officer since December 2023. Mr. Kim has been concurrently serving as Head of Global WEBTOON, leading global strategic initiatives and the Company’s Rest of the World business to accelerate organic and inorganic growth and global integration, since August 2024. Mr. Kim joined the Company in November 2022 as Head of Strategy and served in the position until December 2023, leading company-wide transformation in 2023. Since April 2025, Mr. Kim has also been leading operations of WEBTOON Productions (formerly Wattpad WEBTOON Studios), the Company’s North American entertainment business. Prior to joining the Company, Mr. Kim served as Chief Operating Officer at Mars Auto and as Principal at KKR, from January 2022 to October 2022 and from January 2018 to January 2022, respectively. Mr. Kim also served as Project Manager at Tesla from April 2017 to January 2018, and served as Engagement Manager at McKinsey & Company from October 2012 to April 2017. Mr. Kim has been serving as a member of the board of directors at LD CARBON Co., Ltd. since April 2025 and previously served as a member of the board of directors at ECORBIT Corp. (formerly TSK Corporation) from December 2020 to March 2022. Further, Mr. Kim served as an auditor at HD Hyundai Marine Solution Co., Ltd. from June 2021 to January 2022. Mr. Kim received a Bachelor of Business Administration at Yonsei University in 2012.
As the Company’s President, Yongsoo Kim is not independent within the meaning of Nasdaq Rule 5606 and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Yongsoo Kim shall receive compensation from the Company related to his position as President and will receive no additional compensation for his service as a director of the Board.
There are no arrangements or understandings between Yongsoo Kim and any other persons pursuant to which he was elected as the President and a director of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
On March 5, 2026, the Company issued a press release announcing the appointment of Yongsoo Kim as President of the Company and a director of the Board. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 5, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBTOON Entertainment Inc.

Date:	March 5, 2026	By:	/s/ David J. Lee
		Name:	David J. Lee

		Title:	Chief Financial Officer and Chief Operating Officer